Exhibit 99.1

Wylie Bice Trucking, LLC

Financial Statements

December 31, 2011

Wylie Bice Trucking, LLC

Index

December 31, 2011

Page(s)

Report of Independent Certified Public Accountants	1

Financial Statements

Statement of Financial Position	2

Statement of Operations	3

Statement of Changes in Member’s Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6–12

Report of Independent Certified Public Accountants

To the Member Owner of

Wylie Bice Trucking, LLC

In our opinion, the accompanying statements of financial position and the related statements of operations, of changes in member’s equity and of cash flows present fairly, in all material respects, the financial position of Wylie Bice Trucking, LLC (the “Company”) at December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

June 1, 2012

PricewaterhouseCoopers LLP, 4221 West Boy Scout Boulevard, Suite 200, Tampa, FL 33607-5745 T: (813) 229 0221, F: (813) 229 3646, www.pwc.com/us

Wylie Bice Trucking, LLC

Statement of Financial Position

December 31, 2011

(in thousands)

Assets
Current assets
Cash and cash equivalents	$1,773
Accounts receivable, net	28,871
Prepaid expenses	194

Total current assets	30,838

Property and equipment, net	9,793

Other assets	169

Total assets	$40,800

Liabilities and Member’s Equity

Current liabilities
Current maturities of indebtedness	$1,124
Factoring advances liability	10,472
Current maturities of capital lease obligations	972
Independent owner-operators payable	13,689
Accounts payable	7,041
Accrued expenses	479

Total current liabilities	33,777

Long-term indebtedness, less current maturities	3,187

Capital lease obligations, less current maturities	2,780

Total liabilities	39,744
Member’s equity	1,056

Total liabilities and member’s equity	$40,800

The accompanying notes are an integral part of these financial statements.

Wylie Bice Trucking, LLC

Statement of Operations

Year Ended December 31, 2011

(in thousands)

Operating revenues
Transportation revenue	$88,056
Service revenues	14,382

Total operating revenues	102,438

Operating expenses
Purchased transportation	73,234
Fuel, supplies and maintenance	11,757
Compensation	3,082
Payroll service expense	4,499
Depreciation	1,213
Selling and administrative	1,796
Insurance costs	203
Taxes and licenses	80
Communication and utilities	102

Total operating expenses	95,966

Operating income	6,472

Interest expense	1,304
Interest income	(5)
Other expense	4

Net income	$5,169

The accompanying notes are an integral part of these financial statements.

Wylie Bice Trucking, LLC

Statement of Changes in Member’s Equity

Year Ended December 31, 2011

(in thousands)	Total Member’s Equity (Deficit)

Balance at December 31, 2010	$(524)

Net income	5,169
Member draws	(3,589)

Balance at December 31, 2011	$1,056

The accompanying notes are an integral part of these financial statements.

Wylie Bice Trucking, LLC

Statement of Cash Flows

Year Ended December 31, 2011

(in thousands)

Cash flows from operating activities
Net income	$5,169
Adjustments to reconcile income to net cash used in operating activities
Depreciation	1,213
Bad debt expense	840
Changes in assets and liabilities
Accounts receivables	(26,824)
Prepaid expenses	(159)
Other assets	(112)
Independent owner-operators payable	11,177
Accounts payable	6,713
Accrued expenses	449

Net cash used in operating activities	(1,534)

Cash flows from investing activities
Capital expenditures	(4,057)

Net cash used in investing activities	(4,057)

Cash flows from financing activities
Proceeds from issuance of long-term loan obligations	1,319
Principal payments on long-term loan obligations	(179)
Principal payments on capital lease obligations	(679)
Proceeds from factoring advance arrangements	18,849
Payments on factoring advance arrangements	(8,888)
Member draws	(3,589)

Net cash provided by financing activities	6,833

Net increase in cash and cash equivalents	1,242

Cash and cash equivalents
Beginning of year	531

End of year	$1,773

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$465

Supplemental disclosure of noncash flow information
Capital lease obligations and lease residual guarantees	2,394

The accompanying notes are an integral part of these financial statements.

Wylie Bice Trucking, LLC

Notes to Financial Statements

December 31, 2011

1.	Nature of Business and Operations

Wylie Bice Trucking LLC, incorporated February 26, 2006 in Killdeer, North Dakota (the “Company”), is engaged in the transportation of fresh, flowback and production water, and oil to the unconventional oil and gas market within the Bakken Shale.

2.	Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States using U.S. dollars as the reporting currency.

Accounting Estimates

The use of estimates is inherent in the preparation of financial statements in accordance with generally accepted accounting principles (GAAP). Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments with an original maturity of three months or less from the acquisition date to be cash equivalents. Book overdrafts are included in accounts payable.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments and assets subjecting the Company to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company’s cash and cash equivalents are maintained at major U.S. financial institutions. Deposits in these institutions may exceed the amount of insurance provided on such deposits. The Company’s customers are concentrated in the United States. The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts on factors surrounding the credit risk of specific customers, historical trends, and other information.

The Company has three customers that represent approximately 51% of its operating revenues for the year ended December 31, 2011. Two of these customers represent 45% of its accounts receivable as of December 31, 2011. These three customers have shown no indication of default and are current on their outstanding receivables.

Wylie Bice Trucking, LLC

Notes to Financial Statements

December 31, 2011

Accounts Receivable Factoring

In July 2011, the Company entered into a one year accounts receivable factoring arrangement (the “ Agreement”) with a financial institution (the “Factor”). Pursuant to the terms of this Agreement, the Company, from time to time obtains advances from the Factor against certain of its accounts receivable balances. The Factor then remits 80% of the accounts receivable balance, less a 1% factor fee to the Company (the “Advance Amount”). The remaining balance is forwarded to the Company once the Factor collects the full accounts receivable balance from the customer. As of December 31, 2011, the Company had amounts due to them of $2.6 million relating to the factoring arrangement and a factoring advance liability of $10.5 million. The Agreement allows the Company to obtain loans against the outstanding accounts receivable balance not factored. The Company uses this Agreement to assist with its general working capital requirements. As of December 31, 2011, the Company has no outstanding loan balance under the Agreement. All assets are pledged as collateral including records, inventory, and certain (equipment other than rolling stock of titled tractors and trailers).

Allowance for Uncollectible Receivables

The Company has established a reserve for uncollectible receivables based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. The Company charges uncollectible amounts to its allowance based on various factors, including cash payment trends and specific customer issues. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. The receivables covered in the uncollectible reserve analysis include trade receivables.

Property and Equipment

Property and equipment expenditures are recorded at cost. For financial statement purposes, these assets are depreciated using the straight-line method over the estimated useful lives of the assets to an estimated salvage value.

Depreciation

The Company computes depreciation primarily by the straight-line method at annual rates that amortize the original cost, less net salvage value, of depreciable property.

The average lives of assets are as follows:

Average Lives (in Years)

Buildings and improvements	10 – 39
Other equipment	3 – 10
Trailers	10 – 20
Tractors and terminal equipment	5 – 7

Maintenance and repairs are charged directly to expense as incurred. Major improvements that extend the lives of the assets are capitalized. Management estimates the useful lives of these assets based on historical trends and the age of the assets when placed in service, and any changes in the actual lives could result in material changes in the periodic depreciation and resulting net book value of these assets. Additionally, the salvage values of assets is based on historical sales of disposals, and any changes in the actual salvage values could also affect the periodic depreciation and resulting net book value of the assets.

Wylie Bice Trucking, LLC

Notes to Financial Statements

December 31, 2011

Independent Owner-Operator Payable

Independent owner-operators are independent contractors, who, through a contract with the Company, supply one or more tractors and drivers for our use. Contracts with independent contractors may be terminated by either party on short notice. Although the majority of the independent owner-operators supply their own trailers, they each have the option of renting trailers from us for a charge. In exchange for services rendered, independent owner-operators are normally paid on an hourly basis for each load hauled. The Company settles with the independent owner-operators twice a month.

Asset Impairment

The Company applies the provisions of the accounting guidance for the impairment or disposal of long-lived assets. In accordance with this guidance, the Company assesses whether there has been an impairment of its long-lived assets held and used by the Company, when such impairment indicators exist. No such indicators of impairment existed as of December 31, 2011.

Income Taxes

The Company is a limited liability company which results in a pass-through for income tax purposes. Therefore, there is no income tax liability as of December 31, 2011.

Revenue Recognition

Transportation revenues are recognized on the date freight is delivered. Service revenues consist primarily of rental revenues (primarily month to month tractor and trailer rental), water hauling revenue, repair shop revenue and payroll related services. Rental revenues from independent owner-operators and third parties are recognized ratably over the respective lease period. Water revenues are recognized on the date freight is delivered. Repair shop revenues are recognized on the date the service is completed. The Company recognizes all revenues on a gross basis as the principal and primary obligor with risk of loss in relation to the Company’s responsibility for completion of services as contracted with customers.

Service Revenues

The components of service revenues are as follows for the year ended December 31, 2011 (In thousands):

Rental revenue	$375
Water revenue	7,178
Repair shop revenue	2,330
Other revenue	4,499

$14,382

Leased Assets

The Company utilizes both capital and operating leases. The initial leases for most of its tractors and trailers have terms that range from two to six years with implicit interest rates ranging from 4.25% to 41.80%. Some capital leases require the Company to pay the lessor a minimum residual amount at the end of the lease. These residual amounts are recorded in the statement of financial position as capital lease obligations, less current maturities. Each asset under capital lease is pledged as collateral against default. The Company expects the costs associated with these leases to be partially offset by rental revenue from subleasing the tractors to independent owner-operators.

Wylie Bice Trucking, LLC

Notes to Financial Statements

December 31, 2011

3.	New Accounting Pronouncements

Offsetting Assets and Liabilities

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance enhancing disclosures of financial instruments and derivative instruments that are offset in the statement of financial position or subject to enforceable master netting agreements. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013. The Company believes the adoption of this statement will have no effect on the Company’s financial position, result of operations or cash flows.

Presentation of Comprehensive Income

In June 2011, the FASB issued guidance requiring companies to present the total of comprehensive income, the components of net income and the components of other comprehensive income, in a single continuous statement of comprehensive income or in two separate but consecutive statements. The guidance is effective for interim and annual periods beginning after December 15, 2012. The Company believes the adoption of this statement will have no effect on the Company’s financial position, result of operations or cash flows.

Additionally, in December 2011, the FASB issued guidance that indefinitely delayed the effective date of the requirement to present the reclassification adjustment out of accumulated other comprehensive income. The guidance is effective for interim and annual periods beginning after December 15, 2012. The Company believes the adoption of this statement will have no effect on the Company’s financial position, result of operations or cash flows.

4.	Accounts Receivable

Accounts receivable consists of the following at December 31, 2011 (in thousands):

Trade accounts receivable	$26,078
Receivables due from factoring	2,621
Independent owner-operator receivables	731
Other receivables	281

29,711

Less: Allowance for doubtful accounts	(840)

$28,871

The activity in the allowance for doubtful accounts for the year ended December 31, 2011 is as follows (in thousands):

Balance at beginning of year	$—

Adjustment to bad debt expense	(840)
Write-offs, net of recoveries	—

Balance at end of year	$(840)

Wylie Bice Trucking, LLC

Notes to Financial Statements

December 31, 2011

5.	Property and Equipment

Property and equipment consists of the following at December 31, 2011 (in thousands):

Land and improvements	$60
Buildings and improvements	801
Other equipment	1,657
Trailers, tractors, and terminal equipment	9,383

Total property and equipment	11,901

Accumulated depreciation	(2,108)

Property and equipment, net	$9,793

Depreciation expense was $1.2 million for the year ended December 31, 2011. At December 31, 2011, the Company had $4.7 million of capitalized costs and $1.2 million of accumulated depreciation related to equipment under capital leases such amounts are included in revenue equipment in the above schedule.

6.	Accrued Expenses

Accrued expenses include the following at December 31, 2011 (in thousands):

Salaries, wages and benefits	$462
Accrued interest	17

$479

7.	Long-Term Indebtedness

Long-term debt consisted of the following at December 31, 2011 (in thousands):

Equipment loans	$4,311
Capital lease obligations	3,752

Long-term obligations, including current maturities	8,063

Less: Current maturities of long-term obligations (including capital lease obligations)	(2,096)

Long-term obligations, less current maturities (including capital lease obligations)	$5,967

Equipment Loans

The Company entered into multiple financing agreements with various lenders for the purchase of tractors, trailers and other equipment. The initial agreements have terms that range from two to five years with interest rates ranging from approximately 4.99% to 17.50%. There are no covenants associated with these financing agreements.

Wylie Bice Trucking, LLC

Notes to Financial Statements

December 31, 2011

Debt Retirement

The following is a repayment schedule of indebtedness at December 31, 2011 over the periods the Company is required to pay such indebtedness (in thousands):

	2012	2013	2014	2015	2016 and After	Total

Equipment Loans	$1,124	$974	$970	$1,103	$140	$4,311
Capital lease obligations	972	1,038	1,327	415	—	3,752

	$2,096	$2,012	$2,297	$1,518	$140	$8,063

8.	Commitments and Contingencies

Litigation

The Company is involved in various legal proceedings that have arisen in the ordinary course of business. In the opinion of the Company’s management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability which would have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Operating Leases

The Company is obligated under various noncancelable operating leases for office equipment, revenue equipment and vehicles. As of December 31, 2011, future noncancelable lease commitments (excluding any sublease income) are approximately $32,000, which are payable in 2012.

The Company expects that some of its operating lease commitments will be partially offset by rental revenue from subleasing the tractors to independent affiliates and independent owner-operators and subleasing trailers to independent affiliates. Rent expense under operating leases was $0.1 million for the year ended December 31, 2011.

9.	Transactions With Related Parties

During 2011, the Company purchased from RM Resources, LLC (“RM”), a company which is 33% owned by Wylie Bice, the owner of the Company, $4.8 million for water disposal services. Of this total, $1.8 million is included in accounts payable as of December 31, 2011. The services purchased from RM by the Company are a passthrough of collections received from customers. The Company records water disposal revenue as service revenues with the corresponding expense in fuel, supplies and maintenance.

Wylie Bice Trucking, LLC

Notes to Financial Statements

December 31, 2011

The Company recognized $1.5 million of revenue from Red Rock Rentals, LLC (“Red Rock”), which is owned by Dean Rodne, who also owns 33% of RM for services related to equipment rentals included in service revenue.

The Company also performs payroll services, which includes paying driver wages, on behalf of other owner operators. The Company is subsequently reimbursed by the owner operators for those payments. The Company records the reimbursed payroll within service revenue, $4.5 million for the year ended December 31, 2011, and records a corresponding expense in payroll service expenses.

10.	Subsequent Events

On May 7, 2012, the Company’s sole member entered into an asset purchase agreement with Quality Carriers, Inc. to sell the operating assets of the Company for $47.6 million, plus potential additional consideration of $11.4 million if certain future operating and performance criteria are satisfied. On June 1, 2012, this sale was consummated for an adjusted purchase price of $51.0 million.